Exhibit 99.1

MGM RESORTS WELCOMES EMMY-WINNING TELEVISION PRODUCER AND DIRECTOR BEN WINSTON TO BOARD OF DIRECTORS

LAS VEGAS (March 1, 2023)—MGM Resorts International (NYSE: MGM)(“MGM Resorts” or the “Company”) today appointed award-winning producer and director Ben Winston to the Company’s Board of Directors. Winston becomes the 12th member of the Board.

Winston is founding partner of the production company Fulwell 73 and has earned 12 Emmy Awards and 31 Emmy nominations. He became the youngest show producer of a late-night show in America as the co-executive producer of The Late Late Show with James Corden in 2015.

“We are excited to welcome Ben to the board and know that his vast entertainment experience will be a tremendous asset as the Company continues to expand its gaming and entertainment offerings,” said Paul Salem, Chair of the MGM Resorts Board of Directors. “Ben’s creativity, passion and leadership will be most valuable as he advises the board and management on ways to continue driving unparalleled guests experiences today, while also innovating for the future.”

MGM Resorts CEO & President Bill Hornbuckle added: “Ben has shown dynamic and creative leadership throughout his career, and we are thrilled to bring his expertise to MGM Resorts. This is an exciting time for the Company as we look to create new, profitable revenue streams tied to the evolution of our gaming and entertainment offerings. We know Ben will provide great insight and creative counsel to our management team as we evolve and execute our strategy.”

In addition to his work on The Late Late Show with James Corden, Winston served as executive producer of The Grammy Awards for CBS, The Kardashians for Hulu and Carpool Karaoke for Apple TV+. He is also an accomplished director, having directed 2021’s Friends: The Reunion, which became one of the most-viewed shows in HBO Max’s history.

Winston’s producing experience also includes music specials for the most popular recording artists in the world. Some of the most prominent have been the CBS special Adele, One Night Only, which was the highest-rated network television show of the year, Disney+’s Elton John, Farewell from Dodgers Stadium and Global Citizen: Mandela 100, a 10-hour live broadcast show from South Africa featuring Beyoncé and Jay Z. He also created and produced music specials for artists such as Bruno Mars, Harry Styles, Sam Smith, Justin Bieber, One Direction and more.

“MGM Resorts is one of the premier gaming and entertainment companies in the world and I’m honored to serve in this leadership role,” said Winston. “I can’t wait to work with my fellow Board members to drive growth, building the best experiences possible for our guests.”

###

ABOUT MGM RESORTS INTERNATIONAL

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 31 unique hotel and gaming destinations globally, including some of the most recognizable resort brands in the industry. The Company’s 50/50 venture, BetMGM, LLC, offers U.S. sports betting and online gaming through market-leading brands, including BetMGM and partypoker, and the Company’s subsidiary LeoVegas AB offers sports betting and online gaming through market-leading brands in several jurisdictions throughout Europe. The Company is currently pursuing targeted expansion in Asia through the integrated resort opportunity in Japan. Through its “Focused on What Matters: Embracing Humanity and Protecting the Planet” philosophy, MGM Resorts commits to creating a more sustainable future, while striving to make a bigger difference in the lives of its employees, guests, and in the communities where it operates. The global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine’s World’s Most Admired Companies®.

Forward Looking Statements:

Statements in this release that are not historical facts are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. The Company has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the Company’s expectations regarding the execution of its gaming and entertainment strategy. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and the Company may not be able to realize them. The Company does not guarantee that the transaction or other events described herein will happen as described (or that they will happen at all). These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to the economic and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.